FleetBoston Financial
Consolidated Balance Sheets
($ in millions)

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                                             September 30,  September 30,
                                                  2001         2000
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ASSETS:
Cash and equivalents                         $  22,501    $  11,621
Securities                                      22,251       35,438
Trading assets                                   6,663        7,483
Loans and leases                               127,820      136,413
Reserve for credit losses                       (2,734)      (2,798)
Due from brokers/dealers                         4,059        3,294
Mortgages held for resale                          539        1,301
Other assets                                    20,763       25,695
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 Total assets                                $ 201,862    $ 218,447
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LIABILITIES:
Deposits                                     $ 126,385    $ 125,624
Short-term borrowings                           14,982       23,771
Due to brokers/dealers                           4,002        4,637
Long-term debt                                  25,473       33,836
Trading liabilities                              3,072        1,740
Other liabilities                                8,173       10,313
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Total liabilities                              182,087      199,921
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STOCKHOLDERS' EQUITY:
Preferred stock                                    321          566
Common stock                                    19,454       17,960
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Total stockholders' equity                      19,775       18,526
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Total liabilities and stockholders' equity   $ 201,862    $ 218,447
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